Exhibit 10.6

PRESTIGE GLOBAL ALLOCATION FUND

SUBSCRIPTION AGREEMENT INSTRUCTIONS

Prestige Global Allocation Fund (the “Fund”) is offering the Participating Shares, as specified in the Private Placement Memorandum (as defined below). Subscribers should carefully review the current private placement memorandum of the Fund and any appendix thereto for each Class of Participating Shares as supplied by the Manager (together, the “Private Placement Memorandum”) and the most recent annual report and audited accounts (where applicable), before subscribing for Participating Shares.

Investment in the Fund is intended for investors that are not U.S. Persons (as defined in the Private Placement Memorandum)

Capitalised terms used herein without definition have the same meanings given to them in the Private Placement Memorandum.

1.	Subscription Procedure:

(a)	In order to subscribe for Participating Shares, each subscriber should:

(i)	complete and sign the attached Subscription Agreement. If the subscribers are joint subscribers, each subscriber should sign the Subscription Agreement;

(ii)	complete and sign the appropriate IRS Form(s) in accordance with the instructions accompanying the applicable Form. Please refer to ANNEX A;

(iii)	complete and sign the appropriate FATCA self certification in a form as provided by the Manager;

The completed forms and the verification documents in ANNEX B should then be returned to Equinoxe Alternative Investment Services (Bermuda) Limited (the “Administrator”) at the address set out in section 4 below.

(b)	During the Initial Offer Period, applicants should send completed Subscription Agreements, together with any supporting documents, to the Administrator prior to 5.00 p.m. (Hong Kong time) on the Business Day which is ten (10) Business Days before the last Business Day of the Initial Offer Period. Subscription Agreements may be sent by facsimile transmission to the facsimile number stated below or by email to the email address stated below, provided that the original Subscription Agreement is forwarded to the Administrator forthwith. None of the Directors, the Fund or the Administrator accept any responsibility for any loss arising from the non-receipt or illegibility of any Subscription Agreement sent by facsimile or email, or for any loss caused by or as a result of any action taken in connection with facsimile or email instructions believed in good faith to have originated from properly authorised persons. Unless otherwise directed by the Directors, once a completed Subscription Agreement has been received by the Administrator it is irrevocable. Subscription Agreements received late or late cleared funds may be held over until the first Subscription Day and Participating Shares, if issued, will then be issued at the Subscription Price applicable on that first Subscription Day, although the Administrator may, under direction from the Investment Advisor, allow late cleared funds.

(c)	After the close of the Initial Offer Period, new applicants for Participating Shares and Shareholders wishing to apply for additional Participating Shares must send their completed Subscription Agreements, together with any supporting documents to the Administrator prior to 5.00 p.m. (Hong Kong time) on the Business Day which is ten (10) Business Days before the applicable Subscription Day. Subscription Agreements may be sent by facsimile transmission to the facsimile number stated below and by email to the email address stated below, provided that the original Subscription Agreement is forwarded to the Administrator forthwith. None of the Directors, the Fund or the Administrator accept any responsibility for any loss arising from the non-receipt or illegibility of any Subscription Agreement sent by facsimile or email, or for any loss caused by or as a result of any action taken in connection with facsimile or email instructions believed in good faith to have originated from properly authorised persons. Unless otherwise directed by the Directors, once a completed Subscription Agreement has been received by the Administrator it is irrevocable. Subscription Agreements received late or late cleared funds may be held over until the next Subscription Day and Participating Shares, if issued will then be issued at the Subscription Price applicable on that day, although the Administrator may, under direction from the Directors, allow subscriptions on less than ten Business Days’ notice or late cleared funds.

(d)	The Directors may waive the requirements specified above, either generally or in any particular case. Unless the Directors determine otherwise, if the completed Subscription Agreement and subscription monies in cleared funds are not received by the applicable time referred to above, the application will be held over to the Subscription Day following receipt of the outstanding documentation and/or subscription monies, as the case may be. Participating Shares will then be issued at the relevant Subscription Price on that Subscription Day.

(e)	The Fund may reject any application in whole or in part and without giving any reason for doing so. If an application is rejected, the subscription monies paid, or the balance thereof in the case of a partial rejection, will be returned (without interest) as soon as practicable to the account from which the subscription monies were originally remitted. Any costs incurred in returning the subscription monies will be borne by the subscriber.

(f)	The Fund is not responsible for the transmission of Subscription Agreements to the Administrator. All subscriptions are subject to acceptance by the Fund. Unless otherwise directed by the Directors, Subscription Agreements are irrevocable.

(g)	The Participating Shares are subject to the Subscription Fee. The Subscription Fee of each Class of Participating Shares is as specified in the relevant Appendix to the Private Placement Memorandum and will be charged as set out in the relevant Appendix of the Private Placement Memorandum. The Subscription Fee is paid to the Fund for the account of the Manager. Where a Subscription Fee is payable prior to the payment of the subscription monies, in accordance with the relevant Appendix, if timely payment is not made, a subscription may lapse and be cancelled. In such circumstances, the Fund has the right to bring an action against the defaulting subscriber to obtain compensation for any loss directly or indirectly resulting from the failure by the subscriber to make good settlement by the settlement date. The Subscription Fee received by the Fund will not be refunded to the subscriber and the Manager will have the right to retain the Subscription Fee and to dispose or use it at its own will.

(h)	Participating Shares will be issued in registered form. Certificates will generally not be issued nor will any other documentation be issued, other than confirmation notices. Unless the Fund directs otherwise, contract notes will include an investor identification number and details of the Participating Shares that have been allotted. Contract notes will be sent to investors only after approval of their Subscription Agreement and the issuance of Participating Shares. Fractions of Participating Shares purchased will be issued to three decimal places.

2.	Payment Procedure:

(a)	Full payment for Participating Shares subscribed for during the Initial Offer Period is due in cash (or by transfer of assets, if applicable) by 5.00 p.m. (Hong Kong time) on a day not less than five (5) Business Day of such Initial Offer Period.

(b)	Full payment for Participating Shares subscribed for after the Initial Offer Period is due in cash (or by transfer of assets, if applicable) prior to 5.00 p.m. (Hong Kong time) on a day not less than five (5) Business Days (inclusive of the day when payment is received) prior to the Subscription Day on which the subscription is desired to be effected.

(c)	Payment of the purchase price for the Participating Shares must be made in cash and is payable in U.S. Dollars by electronic transfer in immediately available funds (net of bank charges) to the relevant bank account set forth below. All subscription monies must originate from an account held in the name of the applicant. No third party payment will be permitted. In the event that subscription monies are received in any currency other than the relevant Dealing Currency, conversion into the relevant Dealing Currency will be arranged by the Fund at the risk and expense of the subscriber. Any bank charges incurred in respect of electronic transfers will be deducted from the subscription monies and only the net amount will be invested in Participating Shares. Cheques will not be accepted by the Administrator.

Where monies are received prior to the dates outlined above, interest accrued will be for the benefit of the Fund. Any bank charges in respect of wire transfers will be deducted from subscriptions and only the net amount will be invested in Participating Shares

3.	Subscription Account Details: (for settlement of purchase of Participating Shares)

Subscriptions are to be made only by wire transfer. Cheques will not be accepted. In the event that subscription monies are received in any currency other than U.S. Dollars, conversion into U.S. Dollars as required will be arranged by the Administrator at the risk and expenses of the applicant. Any bank charges in respect of electronic transfers will be deducted from subscriptions and the net amount only invested in shares.

For the subscriptions in USD, please refer to the bank account details below:

Bank Details:

Bank Account Name:	Prestige Global Allocation Fund

Bank Account No./ IBAN:	788374186

Name of Bank:	DBS Bank (Hong Kong) Limited

SWIFT Code/ ABA No.:	DHBKHKHH

Bank Address:	73rd Floor, The Center, 99 Queen’s Road Central, Central, Hong Kong

4.	Delivery of Completed Forms:

Completed Subscription Agreements, IRS Forms and verification documents should be sent to the address below:

Prestige Global Allocation Fund

c/o Equinoxe Alternative Investment Services (Asia) Pte. Limited

112 Robinson Road

#12-02 Singapore 068902

Attn: Liam McHugh

Tel No: + 65 6800 9701

Fax No. + 65 6222 8407

E-mail: prestige@equinoxeais.com

5.	Redemptions

Subject to any applicable restrictions as set out under “Redemption and Transfer” and “Net Asset Value – Suspensions” in the Private Placement Memorandum and the relevant Appendix for the particular Class, Participating Shares may be redeemed at the option of the Shareholder on any Redemption Day using the prescribed form as the Directors may determine from time to time. A Shareholder wishing to redeem its Participating Shares must send a completed Redemption Notice to the Administrator at the address specified in the Redemption Notice. The completed Redemption Notice must be received by no later than 5:00 p.m. (Hong Kong time) on a Business Day falling before the commencement of the relevant Redemption Period. Unless the Directors agree otherwise, any Redemption Notice received after this time will be held over and dealt with on the next relevant Redemption Day.

Redemption Notices may be submitted to the Administrator by fax to the facsimile number stated above or by email to the email address stated above provided that, (i) the original signed redemption request is received by the Administrator prior to the Redemption Day; and (ii) the Shareholder receives written confirmation from the Administrator that the faxed or emailed redemption request has been received. The Administrator will confirm in writing within five Business Days of receipt all faxed or emailed redemption requests which are received in good order or will liaise with the investor and/or the Manager to obtain any outstanding documents as required by the Administrator. Investors failing to receive such written confirmation from the Administrator within five Business Days should contact the Administrator to obtain the same. Failure to obtain such written confirmation will render faxed or emailed instructions void. Once a Redemption Notice has been received by the Administrator it may not be revoked by the Shareholder unless redemptions have been suspended in the circumstances set out under the heading “Net Asset Value - Suspensions” in the Private Placement Memorandum or the Directors otherwise agree.

If a Redemption Notice is received which would, if satisfied, result in the Shareholder retaining less than the Minimum Holding, the Directors may treat such Redemption Notice as a request for a partial redemption only up to the Minimum Holding or may redeem the Shareholder’s entire holding of Participating Shares. A request for a redemption of Participating Shares with an aggregate Net Asset Value of less than US$100,000 (or such lesser amount as the Directors may determine, either generally or in any particular case) will be refused and all redemptions must be integral multiples of US$10,000. Participating Shares of the relevant Class will be redeemed on a “first issued, first redeemed” basis.

The failure of any Shareholder to provide certain anti-money laundering information requested by the Fund, the Manager, the Investment Advisor or the Administrator may, unless the Fund or the Administrator agree otherwise, prevent or delay the payment of redemption proceeds. Each Shareholder acknowledges that the Administrator, the Fund, the Manager and the Investment Advisor shall be held harmless against any loss arising as a result of a failure to process such Shareholder’s request to redeem if such information as requested by the Fund, the Manager, the Investment Advisor or the Administrator have not been provided on a timely basis

None of the Fund, the Directors, the Manager, the Investment Advisor, nor the Administrator accept any responsibility for any loss arising from the non-receipt or illegibility of any Redemption Notice sent by facsimile or email, or for any loss caused by or as a result of any action taken in connection with facsimile or email instructions believed in good faith to have originated from properly authorised persons. Where a redemption request is sent by facsimile transmission or by email, the Fund will not release the redemption proceeds to the redeeming Shareholders until such time as both the original redemption request and the Subscription Agreement are received by the Administrator.

While the Directors intend to remit redemption proceeds in accordance with the provisions of the Private Placement Memorandum, the Directors may in their absolute discretion suspend or defer or delay payment of redemptions in certain circumstances as described in the section headed “Net Asset Value - Suspensions” in the Private Placement Memorandum, where necessary to comply with applicable law or regulation. These circumstances may include where receipt of the proceeds of realising investments is delayed or where one or more Underlying Funds is subject to Liquidity Constraints or where the realisation of investments held by the Fund in order to pay redemption proceeds is not considered by the Directors to be reasonably practicable or where doing so might seriously prejudice the non-redeeming Shareholders of the Fund (for instance because the price for such early realisation is reasonably believed to be materially less than that which would be received if the relevant asset or other investment or interest in an asset or other investment were held until an anticipated realisation event).

In addition to the extent that the Fund is subject to redemption restrictions on its investments in the Underlying Funds, the Directors may, in their absolute discretion, impose redemption restrictions on Shareholders of the Fund.

Any such restriction will be proportional to the scale of redemption restriction imposed upon the Fund and will be made with the best interests of all Shareholders in the Fund in mind. Amongst the considerations which the Directors will take into account is whether liquidation of the Fund’s investments in the Underlying Funds could:

(i)	adversely affect the Net Asset Value of the Fund;

(ii)	adversely affect the Fund’s allocation of the Underlying Funds assets, and

(iii)	increase the illiquidity of the Fund’s investments in the Underlying Funds.

In addition, and without prejudice to the foregoing general right to defer redemptions, if Redemption Notices are received in respect of any Redemption Day which, if satisfied in full, would result in redemptions in excess of the Redemption Gate, the Directors may limit redemptions to the Redemption Gate. Any such limitation will be applied on a pro rata basis amongst all Shareholders seeking to redeem Participating Shares on the relevant Redemption Day. Redemption Notices which are not satisfied in full will be carried forward to the next Redemption Day and will have priority over Redemption Notices received in respect of such Redemption Day. Participating Shares will be redeemed at the Redemption Price prevailing on the Redemption Day on which they are redeemed.

The Directors currently do not expect to exercise their power to defer redemptions unless necessary to comply with applicable law or regulation or if they consider that Shareholders would otherwise be materially prejudiced.

6.	Transfers

Participating Shares may not be transferred without the prior written consent of the Directors, which consent may be withheld by the Directors in their absolute discretion. The Directors may withhold their consent without giving any reason for doing so. Consent will not be given if, as a consequence of such transfer, the Participating Shares retained by the transferor or registered in the name of the transferee would be less than the Minimum Holding. The transferor will be required to complete and lodge with the Administrator an instrument of transfer, which shall be in such form as the Directors may from time to time approve, and the transferee will be required to complete and lodge a Subscription Agreement with the Administrator before the transfer takes effect, which will contain various representations and warranties.

Prospective transferees of Participating Shares will be asked to provide satisfactory evidence of identity and source of funds within such reasonable time as the Fund, the Administrator or the Manager may determine in compliance with applicable anti-money laundering laws and regulations.

The transfer will take effect upon the registration of the transferee in the register of Shareholders maintained by the Administrator.

The transferor and transferee will be responsible for paying any taxes, duties, imposts or levies payable on, or in consequence of, a transfer of Participating Shares.

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PRESTIGE GLOBAL ALLOCATION FUND

SUBSCRIPTION AGREEMENT

The undersigned subscriber hereby subscribes for, and offers to purchase, such number of participating non-voting redeemable shares in the capital of Prestige Global Allocation Fund (the “Fund”) of US$0.01 nominal value (“Participating Shares”), as may be acquired for the subscription amount specified below (less any Subscription Fee) upon the terms of the current Private Placement Memorandum and any appendices thereto (the “Subscription”). The subscriber may select the Participating Shares of the Fund most appropriate to his/her investment needs. The subscriber also agrees to the terms of subscription set out below which form part of this Subscription Agreement.

A.	SUBSCRIBER INFORMATION	(PLEASE USE BLOCK CAPITALS)

APPLICANT

1.	Title (Mr/Mrs/Miss/Ms/Other):

2.	Family Name:

3.	Given Name(s) (in full):

4.	Residential Address:

5.	Telephone Number:

6.	Fax Number:

7.	E-mail Address:

8.	Nationality:

9.	Position:

10.	Company:

11.	Industry:

12.	Source of Funds:	Investment Reserve/ Generated from sale of property or business/ Other *(delete as applicable)

If Other, please specify:

JOINT APPLICANT

1.	Title (Mr/Mrs/Miss/Ms/Other):

2.	Family Name:

3.	Given Name(s) (in full):

4.	Residential Address:

5.	Telephone Number:

6.	Fax Number:

7.	E-mail Address:

8.	Nationality:

9.	Position:

10.	Company

11.	Industry:

12.	Source of Funds:	Investment Reserve/ Generated from sale of property or business/ Other *(delete as applicable)

If Other, please specify:

ENTITY	(PO Boxes are not accepted for registration purposes)

1.	Name of Applicant*:

2.	Registered Office:

3.	Telephone Number:

4.	Fax Number:

5.	E-mail Address:

6.	Nature of Business**:

7.	Incorporation No./Business No.:

8.	Date of Incorporation:

9.	Place of Incorporation:

10.	Place of Business:

11.	Name of Beneficial Owner(s) (if subscriber is a nominee):

12.	Source of Funds:	Investment Reserve/ Generated from sale of property or business/ Other *(delete as applicable)

If Other, please specify:

13.	Please declare whether the investment is made for the company’s own account and not on behalf of any other party.

☐	Yes
☐	No

If not, please provide us the full name and identity information of the individual or entity your company is acting for:

Note: If the applicant is acting as a trustee, please give *the name of the trustee and the trust and **a description of the nature of the trust.

Correspondence details: If you wish correspondence to be sent to an address other than the address above, please provide details below.

14.	Name:

15.	Address:

16.	Telephone No.:

17.	Fax No.:

18.	E-mail:

B.	SUBSCRIPTION, DIVIDEND AND BANK ACCOUNT DETAILS

Subscription Amount (US$):	Share Class:

The minimum initial and subsequent investment per subscriber are set out in the relevant Appendix. The Directors may waive or reduce the minimum initial investment either generally or in any particular case.

Please ensure that this is the same account that subscription monies are paid from. This account will be used to return any redemption proceeds and any dividend income (if applicable). The Administrator may request details of any relevant corresponding bank prior to making such payments. The subscriber undertakes to provide such information and to inform the Administrator in writing of changes to these details immediately.

Account Details:

Bank Details:

Bank Account Name:

Bank Account No./ IBAN:

Name of Bank

SWIFT Code/ ABA No.:

Bank Address

C. SIGNATURE

Subscriber(s) Signature: (if joint subscribers, both must sign)

Name (if on behalf of an entity):	Date:

TERMS OF SUBSCRIPTION

1.	Subscriber’s Representations and Warranties

In connection with its subscription for the Participating Shares (as defined above), the subscriber represents and warrants to and for the benefit of the Fund, the Administrator, the Manager and the Investment Advisor as set forth below. If the subscriber is a nominee, the representations below apply as appropriate to both the nominee and each beneficial owner of the Participating Shares.

(a)	The subscriber hereby confirms that if the subscriber is resident in Hong Kong the subscriber is a “Professional Investor” as that term is defined in the Securities and Futures Ordinance (Cap 571) or the Securities and Futures (Professional Investor) Rules (the “Professional Investor Rules”) of Hong Kong. Where the subscriber is a “Professional Investor” as that term is defined in the Professional Investor Rules, the subscriber hereby represents and warrants that it meets the following criteria:

(i)	it is a trust corporation holding total assets on trust with a total value of not less than HK$40 million or its foreign currency equivalent;

(ii)	he/she is an individual who, either alone or with his spouse or children on a joint account, have a portfolio[1] of not less than HK$8 million or its foreign currency equivalent;

(iii)	it is a corporation or partnership having either:

(A)	a portfolio of not less than HK$8 million or its foreign currency equivalent; or

(B)	total assets of not less than HK$40 million or its foreign currency equivalent; or

(iv)	it is a corporation the sole business of which is to hold investments and which is wholly owned by any one or more of the following persons:

(A)	a trust corporation that falls within the description in sub-paragraph (i) above;

(B)	an individual who, either alone or with any of his or her associates[2] on a joint account, falls within the description at sub-paragraph (ii) above;

(C)	a corporation that falls within the description at sub-paragraph (iii) above; or

(D)	a partnership that falls within the description at sub-paragraph (iii) above.

(b)	Prior to a subscription being accepted, the subscriber is obliged to provide a proof of its assets, in a form acceptable to the Fund, by way of a statement which is issued by the subscriber’s bank or another financial institution and which is dated within 12 months of the date of the request for subscription. If the subscriber cannot provide an acceptable proof of assets, the Fund or the Directors may refuse any subscription request and terminate all business relationships with the subscriber, and redeem all units of the Fund held in the name of the subscriber. All the costs and losses arising from any such action will be borne by the subscriber.

(c)	The subscriber has the knowledge, expertise and experience in financial and business matters to evaluate the risks of investing in the Fund, is aware of the risks inherent in investing in the assets in which the Fund will invest and the method by which these assets will be held and/or traded, and can bear the loss of its entire investment in the Fund.

(d)	The subscriber declares that the Participating Shares are not being acquired and will not be held in violation of any applicable laws.

(e)	The subscriber and the directors (or equivalent officers) of the subscriber have received and carefully reviewed the Private Placement Memorandum, where relevant to their investment into the Fund and have authorised this subscription accordingly. The Fund has made available to the subscriber, during the course of this transaction and prior to the purchase of any Participating Shares, the opportunity to ask questions of representatives of the Fund concerning conditions of the offering of Participating Shares, and to obtain any additional information relating to the Participating Shares to the extent that the Fund possesses such information or can acquire it without unreasonable effort or expense. The subscriber acknowledges that this subscription is made on the terms of the Private Placement Memorandum and subject to the Fund’s Memorandum and Articles of Association.

[1]	means a portfolio comprising any of the following: (a) securities; (b) a certificate of deposit issued by - (i) an authorised financial institution; or (ii) a bank which is not an authorised financial institution but is regulated under the law of any place outside Hong Kong; and (c) in relation to an individual, corporation or partnership, money held by a custodian for the individual, corporation or partnership.

[2]	in relation to an individual, means the spouse of any child of the individual.

(f)	The subscriber acknowledges that the Participating Shares were not offered to the subscriber by any means of general solicitation or general advertising. The subscriber further acknowledges that he, she or it is not subscribing for Participating Shares pursuant hereto as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio or (ii) any seminar or meeting whose attendees, including the undersigned, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

(g)	The subscriber acknowledges and understands that the Participating Shares (i) have not been registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated, and (ii) are being offered outside the United States in reliance upon the exemption from registration under Regulation S promulgated under the 1933 Act and may be offered inside the United States pursuant to the exemption from registration under Regulation D of the 1933 Act.

(h)	The subscriber understands and agrees that the Fund intends to be exempt from registration as an investment company in the United States pursuant to an exception from the definition of investment company provided in Section 3(c)(1) of the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

(i)	The subscriber acknowledges that the Investment Advisor is not registered with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), but may, in its sole and absolute discretion, or as otherwise required by applicable law or regulation, become so registered in the future. The Investment Advisor may elect to be treated as an “exempt reporting adviser” by the SEC (although it has not done so to date) and accordingly may be subject to SEC inspections and certain reporting requirements, recordkeeping and other obligations as determined from time to time by the SEC.

(j)	The subscriber acknowledges that the Investment Advisor is not required to be, and is not currently, registered with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or as a “commodity trading advisor”, as those terms are defined under the U.S. Commodity Exchange Act, as amended (the “Commodity Exchange Act”) in reliance on one or more applicable exemption (s) under the Commodity Exchange Act and the CFTC rules.

(k)	The subscriber has been advised that the Participating Shares are subject to restrictions on transfer as set forth in the Private Placement Memorandum, that there is no public market for the Participating Shares, that no public market for the Participating Shares is expected to develop and that no share certificates will be issued.

(l)	The subscriber is purchasing Participating Shares for investment for the subscriber’s own account (or, if the subscriber is a nominee, for the account of the beneficial owner indicated on this Subscription Agreement) and not with any present view towards resale or other distribution of any Participating Shares.

(m)	The subscriber acknowledges that the Private Placement Memorandum is confidential and intended solely for the use by the subscriber for the purpose of enabling the subscriber to evaluate an investment in the Participating Shares. The subscriber agrees not to duplicate or to furnish particulars of the Private Placement Memorandum, or to divulge any of its contents, to any person other than the subscriber’s investment, legal or tax advisors (who may use the information contained in the Private Placement Memorandum solely for purposes relating to the subscriber’s investment in the Fund).

(n)	The subscriber acknowledges that it will receive or have access to confidential proprietary information concerning the Fund, including, without limitation, portfolio positions, valuations, information regarding actual or potential investments by the Fund, financial information, trade secrets and the like (collectively, “Confidential Information”), which is proprietary in nature and non-public. The subscriber agrees that it shall not disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Fund and except as otherwise required by any regulatory authority, law or regulation, or by legal process.

(o)	The information provided by the subscriber in this Subscription Agreement is accurate, correct and complete.

(p)	The subscriber, if not a natural person, is duly organised, validly existing, and in good standing under the laws of the jurisdiction in which it is organised and has the power and authority to enter into, and perform its obligations under, this Subscription Agreement.

(q)	This Subscription Agreement (i) has been duly executed and delivered by the subscriber; (ii) if the subscriber is not a natural person, has been duly authorised by all necessary action on behalf of the subscriber; and (iii) is the valid and binding obligation of the subscriber enforceable according to its terms.

(r)	The subscriber agrees to provide the Fund, the Manager, the Administrator and/or the Investment Advisor with any additional information which any of them may reasonably request in connection with this subscription and authorises the Fund, the Manager, the Administrator or the Investment Advisor to disclose such information relating to this Subscription to such persons as it considers appropriate.

(s)	Notwithstanding any other provision contained herein, the subscriber acknowledges and agrees that non-public information concerning the subscriber set forth in this Subscription Agreement or otherwise disclosed by the subscriber to the Fund or agents of the Fund, such as the subscriber’s name, address, social security/identification number, assets and income, and information regarding the subscriber’s investment in the Fund (collectively, the “Information”), may be disclosed (a) to the Manager, the Administrator and the Investment Advisor including any delegates thereof, attorneys, accountants and auditors in furtherance of the Fund’s business and to other service providers such as brokers who may have a need for the information in connection with providing services to the Fund, (b) to companies and affiliates in the Investment Advisor’s group which perform marketing and investor servicing duties, (c) to third party service providers or financial institutions who may be providing marketing services to the Fund provided that such persons must agree to protect the confidentiality of the Information and use the Information only for the purposes of providing services to the Fund, and (d) to regulatory, tax and other authorities (including the IRS) and as otherwise required or permitted by law.

(t)	In accordance with the preceding paragraph, the subscriber hereby consents to the transmission by the Fund, the Manager, the Administrator and/or the Investment Advisor including any delegates thereof of personal data provided by the subscriber to countries which may not have data protection legislation in place which is equivalent to or serve the same purposes as that of the jurisdiction where the Fund, the Manager, the Administrator and/or the Investment Advisor are established, provided that such transmission is reasonably required in order to perform their respective functions.

(u)	The subscriber confirms that the subscriber shall be deemed to make each of the representations and warranties contained herein on a continuing basis.

(v)	The subscriber agrees to indemnify and hold harmless the Fund, the Directors, the Manager, the Investment Advisor, the Administrator and their respective affiliates (each an “Indemnified Party”) against any loss, liability, cost or expense (including without limitation legal fees, taxes and penalties) which may result directly or indirectly, from any misrepresentation or breach of any representation, warranty, condition, covenant or agreement contained herein or in any other document delivered by the subscriber such Indemnified Party.

(w)	The subscriber agrees to be bound by all of the provisions in the Private Placement Memorandum.

(x)	The subscriber is not investing in reliance on any representation or warranty, express or implied, as to the performance of or the investment objective to be achieved by the Fund.

(y)	The Directors or the Administrator reserve the right, without limitation and without providing any reason, to refuse in whole or in part the subscription for Participating Shares by any person, in their absolute discretion.

(z)	The subscriber is aware that no U.S. federal or state agency and no other regulatory authority including the Securities and Futures Commission in Hong Kong have passed upon the Participating Shares or made any finding or determination as to the fairness of this investment and that the Private Placement Memorandum has not been filed with any such agency.

(aa)	The subscriber has consulted its own professional advisers, including its own lawyers, accountants and investment advisers as the subscriber deems necessary, with respect to the suitability of this investment. In particular, but without limitation, the subscriber is relying solely upon the advice of its personal tax adviser with respect to the tax aspects of an investment in Participating Shares. The subscriber understands that any tax benefits that may be available to the subscriber in relation to its investment in Participating Shares may be lost through the adoption of new laws or regulations or changes to existing laws and regulations or changes in the interpretations of existing laws and regulations. The subscriber hereby agrees that it shall not take any action to present a petition or commence any case, proceeding, proposal or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, arrangement in the nature of insolvency proceedings, adjustment, winding-up, liquidation, dissolution, composition or analogous relief with respect to the Fund or the debts of the Fund unless and until a debt is immediately due and payable by the Fund to the subscriber.

(bb)	The subscriber certifies under penalties of perjury that (a) the subscriber has completed and furnished to the Fund an applicable U.S. Internal Revenue Service Form W-8 (please refer to Annex A), and (b)(i) the subscriber is not a United States person (as defined in the U.S. Tax Code) and (ii) the subscriber will notify the Fund within sixty (60) days of any change in such status. The subscriber agrees to execute properly and provide to the Fund in a timely manner any tax documentation that the Manager, the Administration or the Investment Advisor believes is required or will enable the Fund or any subsidiary of the foregoing to comply with or mitigate any of their respective tax reporting, tax withholding, and/or tax compliance obligations, or which may arise as a result of a change in law or in the interpretation thereof.

(cc)	Legislation known as the U.S. Foreign Account Tax Compliance Act, Sections 1471 through 1474 of the Code and the U.S. Treasury regulations thereunder (whether proposed, temporary or final), including any successor provisions, subsequent amendments, and administrative guidance promulgated thereunder (or which may be promulgated in the future), any applicable intergovernmental agreement (“IGA”) and related statutes, regulations or rules, and other guidance thereunder, any governmental authority pursuant to the foregoing authorities, and any agreement entered into by or with respect to the Fund (or any of its affiliates) (“FATCA”) and/or any similar automatic tax information exchange agreements or arrangements impose or may impose a number of obligations on the Fund (or any of its affiliates). In this regard:

(1)	The subscriber acknowledges that the Fund and its affiliates are required to comply with FATCA and similar automatic tax information arrangements, and that, in order to comply with such requirements and/or to avoid the imposition of U.S. federal withholding tax, the Fund, the Directors, and the Fund’s and the Director’s agents and their affiliates, including, but not limited to, the Manager, the Investment Advisor, the Administrator and their directors or officers, may, from time to time, (A) require further information and/or documentation from the subscriber, which information and/or documentation may (1) include, but will not be limited to, information and/or documentation relating to or concerning the subscriber, the subscriber’s direct and indirect beneficial owners (if any), any such person’s identity, residence (or jurisdiction of formation) and income tax status, and (2) need to be certified by the subscriber under penalties of perjury, and (B) provide or disclose any such information and documentation to the U.S. Internal Revenue Service, other governmental agencies of the United States, or to any applicable jurisdiction under the terms of a relevant IGA (including any implementing legislation enacted as a result thereof), and to certain withholding agents.

(2)	The subscriber agrees that it shall provide such information and/or documentation concerning itself and its direct and indirect beneficial owners (if any), as and when requested by the Fund, the Director’s, the Manager, the Investment Advisor, the Administrator or any of the their agents, as any such person, in its sole discretion, determines is necessary or advisable for the Fund (or any of its affiliates) to comply with its obligations under FATCA.

(3)	The subscriber agrees to waive any provision of law of any non-U.S. jurisdiction that would, absent a waiver, prevent compliance with FATCA by the Fund or any affiliate thereof, including, but not limited to, the subscriber’s provision of any requested information and/or documentation.

(4)	The subscriber acknowledges that if the subscriber does not timely provide and/or update the requested information and/or documentation or waiver (each, a “FATCA Compliance Failure”), as applicable, the Fund may, at its sole discretion and in addition to all other remedies available at law or in equity, immediately or at such other time or times redeem or withdraw all or a portion of the subscriber’s Participating Shares or investment, prohibit in whole or part the subscriber from participating in additional investments of the Fund and/or deduct from the subscriber’s account and retain amounts sufficient to indemnify and hold harmless the Fund, the Director’s and any of the Fund’s agents, or any other subscriber/investor, or any partner, member, shareholder, director, manager, officer, employee, delegate, agent, affiliate, executor, heir, assign, successor or other legal representative of any of the foregoing persons, from any and all withholding taxes, interest, penalties, cost, expenses and other losses or liabilities suffered by any such person or persons on account of a FATCA Compliance Failure; provided that the foregoing indemnity shall be in addition to and supplement any other indemnity provided under this Subscription Agreement.

(5)	To the extent that the Fund, the Directors and any of the Fund’s agents, or any other subscriber/investor, or any partner, member, shareholder, director, manager, officer, employee, delegate, agent, affiliate, executor, heir, assign, successor or other legal representative of any of the foregoing persons suffers any withholding taxes, interest, penalties and/or other expenses and costs on account of the subscriber’s FATCA Compliance Failure, (a) the subscriber shall promptly pay upon demand by or on behalf of the Fund to the Fund or, at the Fund’s direction, to any of the foregoing persons, an amount equal to such withholding taxes, interest, penalties and other expenses and costs, or (b) the Fund may reduce the amount of the next distribution or distributions which would otherwise have been made to the subscriber or, if such distributions are not sufficient for that purpose, reduce the proceeds of liquidation otherwise payable to the subscriber by an amount equal to such withholding taxes, interest, penalties and other expenses and costs.

(6)	The subscriber acknowledges that the Directors, in consultation with their agents, will determine in its sole discretion, whether and how to comply with FATCA, and any such determinations shall include, but not be limited to, an assessment of the possible burden to subscribers/investors, the Fund and the Directors of timely collecting information and/or documentation.

(7)	The subscriber acknowledges and agrees that it shall have no claim against the Fund, the Directors, the Manager, Investment Advisor, the Administrator and any of the Fund’s agents, or any other subscriber/investor, or any partner, member, shareholder, director, manager, officer, employee, delegate, agent, affiliate, executor, heir, assign, successor or other legal representative of any of the foregoing persons, for any damages or liabilities attributable to any FATCA compliance related determinations pursuant to Section (hh)(6); provided that the foregoing indemnity shall be in addition to and supplement any other indemnity provided under this Subscription Agreement.

(dd)	The subscriber acknowledges that the Fund, the Manager, the Administrator and/or the Investment Advisor may disclose to each other, to any other service provider to the Fund or to any regulatory body in any applicable jurisdiction copies of this Subscription Agreement and any information concerning the subscriber provided by the subscriber to the Fund, the Manager, the Administrator and/or the Investment Advisor and any such disclosure shall not be treated as a breach of any restriction upon the disclosure of information imposed on such person by law or otherwise.

(ee)	The subscriber consents to details relating to the subscriber’s subscription and holdings being disclosed to companies and affiliates in the Investment Advisor’s group, which perform marketing and investor servicing duties.

(ff)	The subscriber understands, acknowledges and agrees that the Fund may amend the Private Placement Memorandum in the circumstances, and in accordance with the terms, set out in the Private Placement Memorandum and that any such amendment will apply to the each subscriber and in respect of any Participating Shares issued pursuant to this Subscription Agreement.

(gg)	The subscriber understands and acknowledges that (i) from time to time the Fund may enter into agreements with certain prospective or existing holders of Participating Shares, under which those holders receive advantages not appearing in the Private Placement Memorandum, (ii) the Fund is not required to notify other shareholders of the rights granted by, and/or terms of, any such agreements, (iii) nor is the Fund obliged to offer such rights or terms to the subscriber or other Shareholders.

(hh)	The subscriber understands and acknowledges that (i) although Participating Shares will not be issued until the relevant Subscription Day, subscription monies received by the Fund are deposited directly into an account in the name of the Fund, (ii) prior to the issuance of Participating Shares on the relevant Subscription Day, may be released to ensure that investment in the Fund can be effected on the relevant Subscription Day, and (iii) neither the Fund nor any delegate or agent of the Fund will be liable to the subscriber for any loss or damage howsoever arising out of or in relation to the deposit and or release of subscription monies prior to the issue of Participating Shares.

(ii)	The subscriber agrees that it shall not present a petition to wind up the Fund on a just and equitable basis in the Grand Court of the Cayman Islands or make any other equivalent subscription before the courts of any other jurisdiction in connection with the realisation of the assets of the Fund in anticipation of the termination of the business of the Fund as contemplated by the Private Placement Memorandum and/or the Fund’s Memorandum and Articles of Association.

(jj)	By executing this document, the subscriber is consenting to electronic delivery and giving permission for the Fund and its service providers and other representatives, to deliver via email any documentation, reports and other information to be delivered to the subscriber in connection with the subscriber’s investment in the Fund. Such information may include confidential information regarding the Fund, including but not limited to, subscriber and investment information. Certain information, at the discretion of the Fund, may be delivered to the subscriber by regular mail, facsimile or courier. The subscriber also consents to the Fund transmitting information by email to any of the subscriber’s or the Fund’s service providers, advisors, accountants or others to whom the subscriber has requested that such information be provided. The subscriber understands that contact via non-encrypted email, such as that expected to be used by the Fund, and the transmission of email data take place over public networks and therefore will be unprotected. Although the Fund and its service providers will take reasonable precautions regarding the integrity, confidentiality and security of information sent by email, none of the Fund, its affiliates or any of its service providers or other representatives will be liable for interception, system failure or other problems that may result in incompletion or incorrect transmission. In addition, information transmitted by email may need to be disclosed to third parties, including regulatory authorities with jurisdiction over the Fund or its service providers, and could be accessed by unauthorized persons.

The subscriber agrees to release the Fund, its affiliates and its service providers from any form of liability or loss associated with the communication of Fund information by email, including but not limited to, subscriber, investor and investment information. The Fund and its service providers make no warranties in relation to these matters and the subscriber accepts the risks associated with the use of email. The Fund and its service providers also reserve the right to intercept, monitor and retain communications to and from their systems as permitted by applicable law.

The subscriber understands that to receive information by email the subscriber will need Internet access, a valid email address and the ability to install or download such subscriptions as the Fund may specify. If the subscriber wishes to retain information sent by email, the subscriber will need access to a printer or other device to download and print or save such information. The subscriber also understands that it is the subscriber’s obligation to inform the Fund in the event that any of the subscriber’s or the subscriber’s service providers’ email addresses change. The subscriber may update any of the subscriber’s or the subscriber’s service providers’ email addresses by contacting an appropriate representative of the Fund and requesting an update.

This consent will be effective immediately and will remain in effect unless and until the subscriber revokes it. At any time, the subscriber may revoke this consent and/or request paper copies of any documents, at no additional cost to the subscriber, by sending a written revocation and/or request the Administrator.

The subscriber acknowledges that it may take up to three (3) days to process a revocation of consent to electronic delivery (or request for paper copies) from the date that the subscriber’s revocation or request is received by the Fund.

2.	Anti-Money Laundering Declarations

(a)	The subscriber acknowledges that, in order to comply with measures aimed at the prevention of money laundering and terrorism, the Fund, the Administrator and/or any of their delegates or agents, may require verification of the identity of the subscriber and the source of the subscriber’s subscription monies before this subscription can be processed. The subscriber undertakes to provide (a) such information and documentation as the Fund, the Administrator and/or any of their delegates or agents may request to verify its identity in compliance with applicable anti-money laundering laws and regulations, and (b) any further information and documentation as the Fund, the Administrator and and/or any of their delegates or agents may request from time to time to ensure ongoing compliance with applicable laws and regulations. Subscribers should refer to ANNEX B for the Administrator’s verification requirements in connection with a subscription for Participating Shares. The subscriber acknowledges that neither the Fund nor any of its delegates or agents shall be liable for any loss arising as a result of a failure to process the subscriber’s subscription for Participating Shares if such information and documentation as has been requested has not been provided by the subscriber. The subscriber agrees to indemnify and hold harmless the Fund and its delegates and agents against any loss incurred by them due to such information and documentation as has been requested not being provided by the subscriber.

(b)	The Fund and the Administrator each reserve the right to request such information as is necessary to verify the identity of a subscriber. The Fund and the Administrator also each reserve the right to request such identification evidence in respect of a transferee of Participating Shares. In the event of delay or failure by the subscriber or transferee to produce any information required for verification purposes, the Fund or the Administrator may refuse to accept the subscription or (as the case may be) to register the relevant transfer and (in the case of a subscription for Participating Shares) any funds received will be returned without interest to the account from which the monies were originally debited at the expense of the subscriber.

(c)	The subscriber warrants and covenants that the Participating Shares are to be purchased with funds that are from legitimate sources in connection with its regular business activities and which do not constitute the proceeds of criminal conduct within the meaning given in the Proceeds of Crime Law (as amended) of the Cayman Islands. The subscriber acknowledges and understands that (a) under the Proceeds of Crime Law (as amended) of the Cayman Islands, if a person who is a resident in the Cayman Islands knows or suspects that a payment to the Fund (by way of subscription or otherwise) represents proceeds of criminal conduct, that person must report his knowledge or suspicion to the reporting authority, and (b) such report shall not be treated as a breach of any restriction upon the disclosure of information imposed by law or otherwise.

(d)	The subscriber understands and agrees that the Fund prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (i) in contravention of any applicable laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organisations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or on any lists or resolutions issued by the United Nations (whether through the Security Council or otherwise) pursuant to which dealings with persons specified therein are prohibited, restricted or discouraged, as such lists may be amended from time to time; (iii) for a senior political figure, any member of a senior political figure’s immediate family or any close associate of a senior political figure, unless the Fund, after being specifically notified by the subscriber in writing that the subscriber is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (iv) as trustee, agent, representative or nominee for a foreign shell bank (such persons or entities in (i) - (iv) are collectively referred to as “Prohibited Persons”).

(e)	The subscriber warrants and covenants that: (i) the subscriber is not, nor is any person or entity controlling, controlled by or under common control with the subscriber, a Prohibited Person, and (ii) to the extent the subscriber has any beneficial owners, (a) the subscriber has carried out thorough due diligence to establish the identities of such beneficial owners, (b) based on such due diligence, the subscriber reasonably believes that no such beneficial owners are Prohibited Persons, (c) the subscriber holds the evidence of such identities and status and will maintain all such evidence in accordance with applicable law and regulation, and (d) the subscriber will make available such information and any additional information that the Fund may reasonably require upon request in order to comply with applicable law and regulation.

(f)	Where this subscription is made as trustee, custodian, nominee or otherwise on behalf of another person or persons, the subscriber warrants that it has carried out reasonable verification checks on and obtained sufficient evidence as to the identity of such person or persons on whose behalf the subscriber shall be holding the Participating Shares so as to satisfy the subscriber of the provenance and legitimacy of the source of funds used to subscribe for the Participating Shares and has otherwise complied with the laws and regulations relating to anti-money laundering procedures that are applicable in the jurisdiction where such Participating Shares are offered or distributed and the subscriber acknowledges that in applying to be registered owner of the Participating Shares on such person’s or persons’ behalf the subscriber is confirming that it is satisfied as to the identity of the underlying beneficial holder(s) and the provenance and legitimacy of the funds being used to subscribe for the Participating Shares.

(g)	If any of the foregoing representations, warranties or covenants in paragraphs (c) to (f) above cease to be true or if the Fund no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Fund may be obligated to take certain actions relating to the subscriber’s holding of Participating Shares, including (but not limited to) freezing the subscriber’s investment, either by prohibiting additional investments, declining or suspending any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or the subscriber’s investment may immediately be redeemed by the Fund, and the Fund may also be required to report such action and to disclose the subscriber’s identity to OFAC or other authorities. In the event that the Fund is required to take any of the foregoing actions, the subscriber understands and agrees that the subscriber shall have no claim against the Fund, the Directors, the Manager, the Investment Advisor or the Administrator or their respective affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any such actions.

(h)	The subscriber understands and agrees that any redemption proceeds paid to the subscriber will be paid to the same account from which the subscriber’s investment in the Fund was originally remitted, unless the Fund or the Administrator agrees otherwise, in which case the Fund or the Administrator shall have the right to demand such information as regards the identity of the alternative beneficiary and its connection with the subscriber as may be required under applicable anti-money laundering rules and regulations prior to so agreeing.

(i)	The Fund and the Administrator also each reserve the right to refuse to make any redemption payment to a Shareholder if any of the Directors or the Administrator suspects or is advised that the payment of any redemption moneys to such Shareholder might result in a breach or violation of any applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or such refusal is considered necessary or appropriate to ensure the compliance by the Fund, the Directors or the Administrator with any such laws or regulations in any relevant jurisdiction.

3.	Miscellaneous

(a)	This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands without regard to any choice of law rules that would require or permit subscription of the laws of any other jurisdiction. The subscriber hereby irrevocably consents to the jurisdiction of any court sitting in the Cayman Islands for the purposes of any proceeding relating to this Subscription Agreement and waives any objection to the convenience of any such court. The subscriber hereby further irrevocably consents to the service of process out of any of the aforesaid courts, in any such suit, action or proceeding, by the mailing of copies thereof, by certified or registered mail, return receipt requested, addressed to the subscriber at the address of the subscriber then appearing on the records of the Fund. Nothing contained herein shall affect the right of the Fund to commence any action, suit or proceeding or otherwise to proceed against the subscriber in any other jurisdiction or to serve process upon the subscriber in any manner permitted by any applicable law in any relevant jurisdiction.

(b)	This Subscription Agreement, the Private Placement Memorandum and the Memorandum and Articles of Association of the Fund contain the entire agreement between the parties with respect to the subscriber’s investment in Participating Shares. Provisions of this Subscription Agreement may not be modified or waived, except in writing.

(c)	The subscriber may not assign any of the subscriber’s rights or interests in and under this Subscription Agreement without the prior written consent of the Fund, and any attempt at assignment without such consent shall be void and without effect.

(d)	The subscriber hereby confirms that the Fund and the Administrator are each authorised and instructed to accept and execute any instructions in respect of the Participating Shares to which this Subscription relates given by the subscriber by facsimile or email. If instructions are given by the subscriber by facsimile or email, the subscriber undertakes to forward the original documentation immediately by courier to the Administrator. None of the Fund or the Administrator shall be responsible for any mis-delivery or non-receipt of any facsimile or email. The subscriber hereby indemnifies the Fund and the Administrator and agrees to keep each of them indemnified, against any loss of any nature whatsoever arising to each of them as a result of any of them acting on either facsimile or email instructions. The Fund and the Administrator may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions, email or other instrument believed, in good faith, to be genuine or to be signed by properly authorised persons.

(e)	Any provision of this Subscription Agreement which is invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering the remaining provisions invalid or unenforceable or affecting the validity or enforceability of this Subscription Agreement in any other jurisdiction.

(f)	If the subscriber is more than one person, the obligations of those persons under this Subscription Agreement shall be joint and several. Where applicable, for joint Shareholders, the Shareholders each individually authorizes the Fund and the Administrator and each of their delegates to act upon the written instructions of any one of the Shareholders in respect of the transfer or redemption of any of the Participating Shares registered in the joint names.

ANNEX A: IRS WITHHOLDING TAX FORMS

Anyone subscribing for Participating Shares of the Fund is required to submit appropriate tax certifications under penalties of perjury. With respect to subscribers purchasing Participating Shares as either joint tenants with right of survivorship or tenants-in-common, please note that each individual must sign and complete the appropriate IRS Form. Subscribers who are grantors of a “grantor trust,” and “grantor trusts” with multiple grantors, must provide appropriate tax forms for each grantor.

Please carefully review the instructions accompanying the IRS Form that the subscriber is completing. The Fund will not consider an IRS Form complete unless the subscriber has submitted all statements, certifications or other documents required by the applicable IRS Form. Please note that subscribers may be required to provide updated tax forms (and certain other information from time to time, including, without limitation, pursuant to FATCA).

The most current versions of all the IRS Forms and their instructions are located at the websites listed below. Subscribers should consult their own tax advisors about which form(s) to complete.

IRS Form W-9 and Instructions

http://www.irs.gov/pub/irs-pdf/fw9.pdf

http://www.irs.gov/pub/irs-pdf/iw9.pdf

IRS Form W-8BEN-E and Instructions

http://www.irs.gov/pub/irs-pdf/fw8bene.pdf

http://www.irs.gov/pub/irs-pdf/iw8bene.pdf

IRS Form W-8BEN and Instructions

http://www.irs.gov/pub/irs-pdf/fw8ben.pdf

http://www.irs.gov/pub/irs-pdf/iw8ben.pdf

IRS Form W-8ECI and Instructions

http://www.irs.gov/pub/irs-pdf/fw8eci.pdf

http://www.irs.gov/pub/irs-pdf/iw8eci.pdf

IRS Form W-8EXP and Instructions

http://www.irs.gov/pub/irs-pdf/fw8exp.pdf

http://www.irs.gov/pub/irs-pdf/iw8exp.pdf

IRS Form W-8IMY and Instructions

http://www.irs.gov/pub/irs-pdf/fw8imy.pdf

http://www.irs.gov/pub/irs-pdf/iw8imy.pdf

ANNEX B: AML APPENDIX

Applicants are required to provide certain supplemental documentation in connection with this subscription. Please note all documents listed under the class of applicant are required and must either be originals or certified true copies:

If your bank account is not located in a country that is on the Administrator - Prescribed Countries**, please contact the Administrator for further details regarding your KYC requirements.

Investor Category	Requirements

Individuals	1.	Passport or official ID document with photograph, name, date of birth and nationality (and name change document if applicable)

	2.	Address proof e.g. copy of utility bill or bank statement. Must be less than 3 months old and display full name. P.O. Box mailing addresses are not acceptable.

	3.	Information on occupation and source of funds for investment (a statement on the subscription form or a signed letter will satisfy this requirement)

Listed Companies/	1.	Certificate of incorporation or equivalent (and certificate on change of name if applicable)
Regulated
Institutions	2.	Details of the registered office and place of business

	3.	Evidence of listing on recognised stock exchange* / regulated in an approved country* (e.g. extract from Bloomberg / Reuters / Stock Exchange / Regulator website)

	4.	List of Directors

	5.	Confirmation that the investment is made for the company’s own account and not on behalf of any other party and the source of funds for investment (a statement on the subscription form or a signed letter will satisfy this requirement)

	6.	Signed board resolution authorising the investment and conferring authority on those giving instructions

	7.	Authorised signature list with specimen signatures

	8.	Source of funds for investment (a statement on the subscription form or a signed letter will satisfy this requirement) and the latest available financial statement where appropriate

Other Pooled Investment Vehicles	1.	Evidence of formation/incorporation (e.g. certificate of incorporation or equivalent, extract from regulators website or other appropriate documentation)

(Pension Fund, Hedge	2.	Extract from commercial register
Fund, Private Equity
Fund, Fund of Fund,	3.	Prospectus (offering document) or equivalent
Venture Capital
Funds)	4.	Written confirmation that underlying investors have been identified and anti-money laundering checks have been carried out to the Administrator - Prescribed Countries** standards on the underlying investors in the Pooled Investment Vehicle. (Please request a standard letter template from the Administrator for this purpose.)

	5.	Signed board resolution/confirmation authorizing the investment and conferring authority on those giving instructions

	6.	Authorised signature list with specimen signatures

Private Companies	1.	Certificate of incorporation or equivalent (and certificate on change of name if applicable)
(Personal Investment
Companies, Unquoted	2.	Details of the registered office and place of business
Companies)
	3.	Signed board resolution/confirmation authorizing the investment and conferring authority on those giving instructions

	4.	Register of directors or Letter from lawyer/accountant/company secretary to confirm the names of directors.

	5.	Register of members or Letter from lawyer/accountant/company secretary that confirms the names of the principal beneficial owner (any person holding a 10% or more interest or with principal control over the company’s assets).

	6.	Company Search (e.g. Search of file at Company Registry) or any other government source showing live status of the company (if applicable), or recently audited financial statements

	7.	Passport or official ID document with photograph, name, date of birth and nationality (and name change document if applicable) of the following individuals:

● Each principal beneficial owner (any person holding a 10% or more interest or with principal control over the company’s assets)

● All the directors (including the Managing/Executive Director)

● All authorised signatories

	8.	Address proof, e.g. copy of utility bill or bank statement, of the following individuals (must be less than 3 months old and display full name, P.O. Box mailing addresses are not acceptable):

● Each principal beneficial owner (any person holding a 10% or more interest or with principal control over the company’s assets)

● All the directors (including the Managing/Executive Director)

● All authorised signatories

	9.	Confirmation that the investment is made for the company’s own account and not on behalf of any other party and the source of funds for investment (a statement on the subscription form or a signed letter will satisfy this requirement)

	10.	Authorised signature list with specimen signatures

	11.	Identification Information Form for Companies and Partnerships (Appendix 1)

Note: Where the company has an ownership structure which is made up of several layers, please follow the chain of ownership and provide identification documents of the individuals who are the ultimate beneficial owners in line with the “Individuals” category.

Note: If the Private Company or its parent that is regulated/listed on a Recognised Stock Exchange (See note *), follow the requirements for “Listed Companies / Regulated Institutions”.

Partnerships & Unincorporated Businesses	1.	Identification evidence for the general partners (GP) and all other partners who are empowered to give instructions (at least two partners / controllers and/or authorised signatories). If the partner is an entity, documentation requirements are in line with relevant category of entity; or if the partner is an individual, please follow the requirements for “Individuals”.

	2.	Business registration certificate or equivalent (i.e. formation) (and name change document if applicable)

	3.	Executed Partnership Agreement / Deed

	4.	Mandate/deed/resolution from the partnership authorising the opening of an account or undertaking the transaction and conferring authority on those who will undertake transactions

	5.	Evidence of the detailed address of the partnership (P. O. Box mailing address is not acceptable)

	6.	For limited partnerships obtain written confirmation that an anti-money laundering (AML) investor / beneficiary identification verification has been performed up to the Administrator’s standards on the limited partners in the limited partnership. (Please request a standard letter template from the Administrator for this purpose.)

	7.	Authorised signature list with specimen signatures

	8.	Latest report and accounts (audited where applicable)

	9.	Identification Information Form For Companies and Partnerships (Appendix 1)

	10.	Names of all partners

Not applicable if

(i)	the partnership is a Pooled Investment Vehicles (PV) and the GP fulfills the requirements under “Nominee Accounts” below e.g. undertaking letter from and due diligence performed on the GP, or

(ii)	the GP is an entity, where (1) GP itself is regulated* directly, or (2) GP itself is unregulated but its parent is regulated*.

*	“regulated” means regulated in a country that is on the Administrator - Prescribed Countries ** list For other unregulated GP that is an entity or if the GP is an individual, names of all partners are still required.

Note: Where the partnership has an ownership structure which is made up of several layers (e.g. if the general partners is also another limited partnership), please follow the chain of ownership and provide identification documents of the individuals who are the ultimate beneficial owners in line with the “Individuals” category.

Trusts	Regulated Trustee in a country that is on the Prescribed Countries ** or parent of the Trustee is regulated in a country that is on the Prescribed Countries **

	1.	Extract of authorisation from the relevant regulator

	2.	Written confirmation that the trustee has undertaken identity and anti-money laundering checks to the Administrator’s standards on settlors and main beneficiaries. (Please request a standard letter template from the Administrator for this purpose.)

	3.	Trust Deed

	4.	Authorised signature list with specimen signatures

	5.	Identification Information Form for a Trust (Appendix 2)

Unregulated Trustee

1.	Trust Deed

2.	Identification evidence of all trustees, settlors, beneficial owners and authorised signatories, in line with all of the requirements for a “Company” (or listed/regulated entity if applicable) or “Individual” i.e. official photo ID and residential address proof (P.O. box is not acceptable)

3.	Authorised signature list with specimen signatures

4.	General nature of the trust (e.g. family trust, pension trust, charitable trust etc) and confirmation on the source of funds for investment (a statement on the subscription form or a signed letter will satisfy this requirement)

5.	Identification Information Form for a Trust (Appendix 2)

Nominee accounts	Regulated third party or unregulated third party with regulated parent company

(Private bank, investment adviser or nominee company)	(Subscription on behalf of underlying investor and the third party is located in a country that is on the Prescribed Countries **)

Applicable for omnibus account only

	1.	Certificate of incorporation, or equivalent (certificates on change of name if applicable)

	2.	Extract of authorisation from the relevant regulator

	3.	Authorised signature list with specimen signatures

	4.	Confirmation on the source of funds for investment (a statement on the subscription form or a signed letter will satisfy this requirement)

Note: “Omnibus accounts”, which may also be called “nominee” or house accounts, are used when an intermediary subscribes on behalf of its customers (i.e. the investors). In such cases, the investments are usually acquired in the name of the intermediary, but there may be cases where the intermediary establishes an account that specifies sub-accounts on behalf of the investors. In these cases, please follow the requirement for “Regulated third party – named underlying investor(s)”.

Regulated third party

(Subscription on behalf of underlying investor and the third party is located in a country that is on the [*])

Applicable for named underlying investor(s)

	1.	Identification documentation of the named underlying investor(s) in line with all of the requirements for the applicable investor category, or

● Written confirmation that the third party has undertaken identity and anti-money laundering checks to the Administrator’s standards (Please request a standard letter template from the Administrator for this purpose.), and

● Extract of authorisation from the relevant regulator.

	2.	Authorised signature list with specimen signatures

Unregulated third party

(Subscription on behalf of underlying investor and the third party is located in a country that is on the Prescribed Countries **)

1.	List of all named underlying investors

2.	Identification documentation for all named underlying investors in line with the requirements of the applicable investor category or Written confirmation that the third party has undertaken identity and anti-money laundering checks to the Administrator’s standards. (Please request a standard letter template from the Administrator for this purpose.)

3.	Details of registered office and place of business

4.	Authorised signature list with specimen signatures

5.	Identification documentation of the third party in line with all of the requirements for the applicable investor category

Regulated or unregulated third party NOT located in a country that is on the Prescribed Countries **

(Subscription on behalf of underlying investor or proposes to operate an omnibus account)

1.	List of all named underlying investors

2.	Identification documentation for all named underlying investors in line with the requirements of the applicable investor category

3.	Details of registered office and place of business

4.	Authorised signature list with specimen signatures

Or otherwise provide the documentation listed below:

●	List of all named underlying investors

●	Identification documentation of the third party in line with all of the requirements for the applicable investor category

●	Written confirmation that the third party has undertaken identity and anti-money laundering checks to the Administrator’s standards. (Please request a standard letter template from the Administrator for this purpose.)

●	Authorised signature list with specimen signatures

*	An approved exchange is one in a country which is a member of the Administrator – Prescribed Countries**.

**	The Administrator – Prescribed Countries (see Annex C)

Note:

●	A certifier must be a suitable person, such as a lawyer, accountant, director or manager of a regulated credit or financial institution, a notary public or a member of the judiciary. The certifier should sign the copy document (printing his/her name clearly underneath) and clearly indicate his/her position or capacity, together with a contact address and phone number. The certifier must indicate that the document is a true copy of the original and that the photo is a true likeness of the individual.

●	Where documents are not in English, a notarized translation is required.

●	As part of the Administrator’s responsibility to comply with any applicable anti-money laundering regulations, the Administrator it may require detailed verification of an applicant’s identity and the source of the payment of subscription monies. The Administrator reserves the right to request such information as is necessary to verify the identity of an applicant and the source of the payment.

Annex C: Prescribed Country List

FATF Members and Observers

The 37 Members of the FAT

The FATF currently comprises 35 member jurisdictions and 2 regional organisations, representing most major financial centres in all parts of the globe.

Argentina	France	Japan	Russian Federation
Australia	Germany	Republic of Korea	Singapore
Austria	Greece	Luxembourg	South Africa
Belgium	Gulf Co-operation Council	Malaysia	Spain
Brazil	Hong Kong, China	Mexico	Sweden
Canada	Iceland	Netherlands, Kingdom of	Switzerland
China	India	New Zealand	Turkey
Denmark	Ireland	Norway	United Kingdom
European Commission	Italy	Portugal	United States
Finland

FATF Observers

Israel

Saudi Arabia

Appendix 1

Identification Information Form for Companies and Partnerships

The undersigned hereby declare(s) that the beneficial owner(s) and director(s)/trustee(s)/general partner(s) of ________________ [Name of company/partnership] is/are:

Beneficial Owner(s)*	Director(s)

Last Name:	Last Name:
First Name:	First Name:
Date of Birth/Incorporation/Establishment:	Date of Birth/Incorporation/Establishment:
Place of Birth/Incorporation/Establishment:	Place of Birth/Incorporation/Establishment:
Nationality (if different for individuals):	Nationality (if different for individuals):
Occupation/Business:	Occupation/Business:
Source of Wealth:
Last Name:	Last Name:
First Name:	First Name:
Date of Birth/Incorporation/Establishment:	Date of Birth/Incorporation/Establishment:
Place of Birth/Incorporation/Establishment:	Place of Birth/Incorporation/Establishment:
Nationality (if different for individuals):	Nationality (if different for individuals):
Occupation/Business:	Occupation/Business:
Source of Wealth:

*	Please identify all individuals and entities that have ownership of 10% or more. If you require more space, please provide the same information on a separate sheet. For all entities with 10% ownership or more, please identify the natural person(s) that have ownership of 10% or more for each of those entities on a separate sheet.

General Nature of the Company/Partnership’s operations

Political Connections (please circle appropriate answer) YES / NO

A political connection means any important public positions which any beneficial owner/director or any person clearly related to any beneficial owner/director may hold These positions may include, but are not limited to, heads of state, ministers and deputy ministers, influential public or governmental officials, senior officials in major political parties, judges, military commanders etc. Please list any such connections below.

Name:	Political Connection:

Name:	Political Connection:

Bearer Share Company (please circle appropriate answer) YES / NO

A Bearer share company is one where the shares are not registered and may be transferable between parties. If you have answered Yes, please contact the Administrator/The Registrar and Transfer Agent immediately. Further information is required.

Signature:

Name:

Title:	Date:

Appendix 2

Identification Information Form for a Trust

The undersigned hereby declare(s) that the Trustee(s)/Settlor(s)/Beneficiaries of __________________________ [Name of Trust] is/are:

Trustee*

Last Name/Entity**:

First Name (if applicable):

Date of Birth (if applicable):

If Law Firm, name of MLRO:

Vested Beneficiaries *

Last Name:

First Name:

Date of Birth/Incorporation/Establishment:

Place of Birth/Incorporation/Establishment:

Nationality (if different for individuals):

Occupation/Business:

Source of Wealth:

Last Name:

First Name:

Date of Birth/Incorporation/Establishment:

Place of Birth/Incorporation/Establishment:

Nationality (if different for individuals):

Occupation/Business:

Source of Wealth:

Settlor(s) *

Last Name:

First Name:

Date of Birth/Incorporation/Establishment:

Place of Birth/Incorporation/Establishment:

Nationality (if different for individuals):

Occupation/Business:

Source of Wealth:

Protector or Controller (if applicable)

Last Name:

First Name:

Date of Birth/Incorporation/Establishment:

Place of Birth/Incorporation/Establishment:

Nationality (if different for individuals):

Occupation/Business

General Nature of the Trust (e.g. family trust, pension trust, charitable trust etc.)

Political Connections (please circle appropriate answer) YES / NO

A political connection means any important public positions which any beneficial owner/director or any person clearly related to any beneficial owner/director may hold These positions may include, but are not limited to, heads of state, ministers and deputy ministers, influential public or governmental officials, senior officials in major political parties, judges, military commanders, etc. Please list any such connections below.

Name:	Political Connection:

Name:	Political Connection:

Name:	Political Connection:

*	If the Beneficiary/Settlor/Trustee is an entity, please identify all beneficial owners on Schedule 1 above. Please identify all individuals and entities that have ownership of 10% or more. If you require more space, please provide the same information on a separate sheet. For all entities with 10% ownership or more, please identify the natural person(s) that have ownership of 10% or more for each of those entities on a separate sheet.

Signature:

Name:

Title:	Date: